Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 250-0111, ext. 2000	Laura L. Whitehouse Vice President, Market Development (781) 250-0111, ext. 2306

Repligen Elects Earl Henry, M.D. to the Board of Directors

WALTHAM, MA – December 13, 2007 – Repligen Corporation (NASDAQ: RGEN) announced today that Dr. Earl Webb Henry, M.D. has been elected to its Board of Directors. Dr. Henry is a highly experienced executive with worldwide clinical and regulatory expertise in the development of therapeutics for disorders affecting the Central Nervous System.

“We are very pleased to welcome an executive with Earl’s industry knowledge and drug development expertise to our Board,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Earl’s strategic guidance and relationships within the medical community will be an invaluable asset to the Company as we develop and expand our emerging CNS pipeline.”

Dr. Henry has held numerous executive level positions including Senior Vice President and Head, Worldwide Clinical Research and Regulatory Affairs for Cephalon, Inc., Vice President, Clinical Research for Guilford Pharmaceuticals Inc., Global Head of Central Nervous System Therapeutic Area for Sandoz Research Institute and Senior Associate Director of Clinical Research for Pfizer. Dr. Henry has participated in the development and approval of numerous neurologic and psychiatric drugs. Dr. Henry earned his medical degree from the University of Chicago and completed his residence and fellowship at Harvard Medical School in neurology and neuropathology. Dr. Henry is currently Senior Vice President, Medical Affairs for inVentiv Clinical Solutions, a premier provider of clinical outsourcing solutions.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for diseases that affect the central nervous system. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.